                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        St. Francis Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.

    (1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

         -----------------------------------------------------------------------

    (2)  Form, schedule or registration statement no.:

         -----------------------------------------------------------------------

    (3)  Filing party:

         -----------------------------------------------------------------------

    (4)  Date filed:

         -----------------------------------------------------------------------

                     ST. FRANCIS CAPITAL CORPORATION [LOGO]

                          13400 BISHOPS LANE, SUITE 350
                         BROOKFIELD, WISCONSIN 53005-6203
                                 (414) 486-8700



                                                               December 17, 1998





Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of St. Francis Capital Corporation (the "Company"), the holding company for St. Francis Bank, F.S.B., which will be held on Wednesday, January 27, 1999, at 10:00 a.m. Milwaukee time, at the Midway Hotel Airport, 5105 S. Howell Avenue, Milwaukee, Wisconsin.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the Annual Meeting. We also have enclosed a copy of the Company's Summary Annual Report and the Company's Form 10-K Annual Report for the fiscal year ended September 30, 1998. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have.

         The vote of every shareholder is important to us. Please sign and return the enclosed appointment of proxy form promptly in the postage-paid envelope provided, regardless of whether you are able to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person even if you have already mailed your proxy.

         On behalf of the Board of Directors and all of the employees of the Company, I wish to thank you for your continued support.



                                           Sincerely yours,



                                           /s/ Thomas R. Perz
                                           Thomas R. Perz
                                           President and Chief Executive Officer

                     ST. FRANCIS CAPITAL CORPORATION [LOGO]

                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (414) 486-8700
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 27, 1999
                                 ---------------

TO THE HOLDERS OF COMMON STOCK OF ST. FRANCIS CAPITAL CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of St. Francis Capital Corporation (the "Company") will be held on Wednesday, January 27, 1999, at 10:00 a.m., Milwaukee time, at the Midway Hotel Airport, 5105 S. Howell Avenue, Milwaukee, Wisconsin. The Annual Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

         1. Election of three directors each for three-year terms, and in each case until his successor is elected and qualified;

         2. Approval of amendments to the St. Francis Capital Corporation 1997 Stock Option Plan;

         3. Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 24,000,000;

         4. Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of preferred stock from 6,000,000 to 12,000,000;

         5. Approval of an amendment to the Articles of Incorporation to require that shareholder proposals and director nominations be submitted to the Company pursuant to the advance notice requirements of, and in the manner provided for in, the Company's proposed amended By-laws;

         6. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 30, 1999; and

         7. Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

         The Board of Directors has established December 1, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         /s/ William R. Hotz
Milwaukee, Wisconsin     William R. Hotz
December 17, 1998        Executive Vice President, Secretary and General Counsel

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
================================================================================

                     ST. FRANCIS CAPITAL CORPORATION [LOGO]

                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (414) 486-8700

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 27, 1999
                         ------------------------------


         This Proxy Statement is being furnished to holders of common stock, $0.01 par value per share (the "Common Stock") of St. Francis Capital Corporation (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, January 27, 1999, at 10:00 a.m., Milwaukee time, at the Midway Hotel Airport, 5105 S. Howell Avenue, Milwaukee, Wisconsin and at any adjournments or postponements thereof.

         The 1998 Summary Annual Report and the Company's Form 10-K Annual Report, including the Company's consolidated financial statements for the fiscal year ended September 30, 1998, accompany this Proxy Statement and appointment form of proxy (the "proxy"), which are being mailed to shareholders on or about December 17, 1998.

   RECORD DATE AND OUTSTANDING SHARES

         Only shareholders of record at the close of business on December 1, 1998 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,635,265 shares of Common Stock outstanding and the Company had no other class of securities outstanding.

   QUORUM

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

   ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For all other matters to be voted on at the Annual Meeting, abstentions will be included in the number of shares voting on a matter, and consequently, an abstention will have the same practical effect as a vote against such matter.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third party nominees) that are voted by brokers or other third party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third party nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

         Matter 2 (Amendments to 1997 Stock Option Plan), Matter 4 (Increase in Authorized Shares of Preferred Stock) and Matter 5 (Change in Advance Notice Requirements Applicable to Shareholder Proposals and Director Nominations) to be considered at the Annual Meeting are considered "non-discretionary" proposals for which there will be broker non-votes. A broker non-vote with respect to such matters will have the same practical effect as a vote against that matter. Matter 1 (Election of Directors), Matter 3 (Increase in Authorized Shares of Common Stock) and Matter 6 (Appointment of KPMG Peat Marwick LLP) are considered "discretionary" proposals for which brokers and third party nominees may vote proxies notwithstanding the fact that they have not received voting instructions from the beneficial owners of shares; consequently, shares held by brokers or third party nominees will be counted if and as voted by such brokers and third party nominees.

   VOTING

         Matter 1 (Election of Directors). The proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Article VI of the Company's Articles of Incorporation provides that there will be no cumulative voting by shareholders for the election of the Company's directors. Under the Wisconsin Business Corporation Law ("WBCL"), directors are elected by a plurality of the votes cast with a quorum present, meaning that the three nominees receiving the most votes will be elected directors.

         Matter 2 (Amendments to 1997 Stock Option Plan) and Matter 6 (Appointment of KPMG Peat Marwick LLP). The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to approve the amendments to the St. Francis Capital Corporation 1997 Stock Option Plan (the "1997 Stock Option Plan") and to ratify the appointment of KPMG Peat Marwick LLP as auditors for the fiscal year ending September 30, 1999.

         Matters 3, 4 and 5 (Amendments to Articles of Incorporation). The affirmative vote of the holders of 80% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the approval and adoption of the amendments to the Company's Articles of Incorporation to: (i) increase the authorized shares of Common Stock; (ii) increase the authorized shares of preferred stock, $0.01 par value per share ("Preferred Stock"); and (iii) require that shareholder proposals and director nominations be submitted to the Company pursuant to the advance notice requirements of, and in the manner provided for, in the Company's proposed amended By-laws.

         As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "10% Limit") are not entitled to any vote in respect of the shares held in excess of the 10% Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as such persons acting in concert with, such person or entity. The Company's Articles of Incorporation authorize the Board to make all determinations necessary to implement and apply the 10% Limit, including determining whatever persons or entities are acting in concert.

   SOLICITATION AND REVOCATION

         Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted:

         - FOR the election of the nominees for director named in this Proxy Statement;
         -         FOR approval of the amendments to the 1997 Stock Option
                   Plan;
         - FOR approval of the amendment to the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 12,000,000 to 24,000,000;
         - FOR approval of the amendment to the Company's Articles of Incorporation to increase the authorized shares of Preferred Stock from 6,000,000 to 12,000,000;
         - FOR approval of an amendment to the Company's Articles of Incorporation to require that shareholder proposals and director nominations be submitted to the Company pursuant to the advance notice provisions of, and in the manner provided for in, the Company's proposed amended By-laws; and
         - FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 30, 1999.

Returning your completed proxy form will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

         Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (William R. Hotz, Secretary, St. Francis Capital Corporation, 13400 Bishops Lane, Suite 350, Brookfield, Wisconsin 53005-6203); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. D.F. King & Co., Inc. will be paid a fee of $5,000, plus reimbursement for out-of-pocket expenses. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails by directors, officers and regular employees of the Company and St. Francis Bank, F.S.B. ("St. Francis Bank"), without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

         Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of shares of Common Stock as of October 31, 1998 (except as noted otherwise below) by (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company appearing in the Summary Compensation Table below, and
(iv) all directors and executive officers as a group.



                                                               NUMBER OF SHARES
                                                                 BENEFICIALLY
         NAME                                                      OWNED (1)         PERCENT OF CLASS*
         ----                                                  ----------------      -----------------
Brandes Investment Partners, Incorporated (6).................     255,547               5.5%
Neumeier Investment Counsel (7)...............................     326,100               7.0
St. Francis Bank, F.S.B.
  Employee Stock Ownership Trust (5)..........................     298,595               6.4
Thomas R. Perz (2)(3)(4)......................................     187,779               4.0
David J. Drury (2)............................................      14,525               **
Rudolph T. Hoppe (2)..........................................      37,973               **
Edward W. Mentzer (2).........................................      39,969               **
Jeffrey A. Reigle (2).........................................       7,100               **
John C. Schlosser (2)(3)(4)...................................     122,602               2.6
Julia H. Taylor (2)(3)........................................       6,075               **
Edmund O. Templeton (2).......................................      71,267               1.5
James C. Hazzard (2)(3)(4)....................................      16,018               **
Bradley J. Smith (2)(3).......................................       7,750               **
Jon D. Sorenson (2)(3)(4).....................................      48,013               1.0
All directors and executive officers
  as a group (23 persons) (2)(3)(4)...........................     793,988               16.0%

--------------------

*        As of the Voting Record Date.
** Amount represents less than 1% of the total shares of Common Stock outstanding.

(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and/or investment power. Fractional shares of Common Stock held by certain executive officers under the St. Francis Bank, F.S.B. Employee Stock Ownership Plan ("ESOP") have been rounded to the nearest whole share.
(2) Includes shares of Common Stock which the named individuals have the right to acquire within 60 days of the Voting Record Date pursuant to the exercise of stock options as follows: Mr. Perz - 73,500 shares; Mr. Drury - 14,000 shares; Mr. Hoppe - 8,940 shares; Mr. Mentzer - 9,059 shares; Mr. Reigle - 6,000 shares; Mr. Schlosser - 34,000 shares; Ms. Taylor - 6,000 shares; Mr. Templeton - 20,822 shares; Mr. Hazzard - 9,167 shares; Mr. Smith - 7,750 shares; and Mr. Sorenson - 28,277 shares.
(3) Does not include options for shares of Common Stock which do not vest within 60 days of the Voting Record Date which have been awarded to executive officers under the St. Francis Capital Corporation 1993 Incentive Stock Option Plan and the St. Francis Capital Corporation 1997 Stock Option Plan.
(4) Includes shares of Common Stock allocated to certain executive officers under the ESOP, for which such individuals possess shared voting power, of which approximately 19,046 have been allocated to the accounts of the named executive officers in the Summary Compensation Table as follows: Mr. Schlosser - 5,798; Mr. Perz - 5,419; Mr. Hazzard - 4,601 and Mr. Sorenson - 3,228.
(5) Marshall & Ilsley Trust Company ("Trustee") is the trustee for the St. Francis Bank, F.S.B. Employee Stock Ownership Trust. The Trustee's address is 1000 North Water Street, Milwaukee, Wisconsin 53202.
(6) Based upon Amendment No. 4 to a Schedule 13G, dated February 10, 1998 filed with the Company pursuant to the Exchange Act by Brandes Investment Partners, L.P., an investment advisor, located at 12750 High Bluff Drive, Suite 420, San Diego, California 92130.
(7) Based upon Amendment No. 3 to a Schedule 13G, dated January 30, 1998, filed with the Company pursuant to the Exchange Act by Neumeier Investment Counsel, an investment advisor, located at 26435 Carmel Rancho Blvd., Carmel, California 93923.

                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING
                                   MATTER 1.
                              ELECTION OF DIRECTORS

         Pursuant to the Articles of Incorporation of the Company, at the first annual meeting of shareholders of the Company held on January 26, 1994, directors of the Company were divided into three classes as equal in number as possible. Directors of the first class were elected to hold office for a term expiring at the first succeeding annual meeting, directors of the second class were elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class were elected to hold office for a term expiring at the third succeeding annual meeting, and in each case until their successors are elected and qualified. At each subsequent annual meeting of shareholders, one class of directors, or approximately one-third of the total number of directors, are to be elected for a term of three years. There are no family relationships among any of the directors and/or executive officers of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If the persons named as nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as a director if elected. The following tables present information concerning the nominees for director and continuing directors.




                                                 POSITION WITH THE COMPANY            DIRECTOR OF           DIRECTOR OF
                                                  AND PRINCIPAL OCCUPATION            THE COMPANY         ST. FRANCIS BANK
            NAME                AGE              DURING THE PAST FIVE YEARS              SINCE                 SINCE
           -----                ---              --------------------------           -----------         ----------------

                                 NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2002

David J. Drury                  50               Director of the Company                 1994                   1997
                                                 and St. Francis Bank;
                                                 Private investor; From
                                                 1994 to 1997, President,
                                                 Stolper-Fabralloy Company
                                                 LLC, a privately held
                                                 manufacturer of
                                                 turbomachinery
                                                 components, located in
                                                 Brookfield, Wisconsin;
                                                 From 1989-1993, Executive
                                                 Vice President, Oldenburg
                                                 Group, Inc., an
                                                 industrial holding
                                                 company, located in
                                                 Milwaukee, Wisconsin;
                                                 Since 1989, director of
                                                 Jason, Inc., a publicly
                                                 held manufacturer of
                                                 automotive trim,
                                                 finishing, power
                                                 generation and industrial
                                                 products, located in
                                                 Milwaukee, Wisconsin.




                                                 POSITION WITH THE COMPANY            DIRECTOR OF           DIRECTOR OF
                                                  AND PRINCIPAL OCCUPATION            THE COMPANY         ST. FRANCIS BANK
            NAME                AGE              DURING THE PAST FIVE YEARS              SINCE                 SINCE
            ----                ---              --------------------------           -----------         ----------------

                             NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2002 (CONT'D)

     Rudolph T. Hoppe           72               Director of the Company                 1992                   1980
                                                 and St. Francis Bank;
                                                 Prior to retirement, from
                                                 1965 to 1990, President
                                                 of Glenora Company, an
                                                 accounting, tax and
                                                 investment services firm,
                                                 located in Milwaukee,
                                                 Wisconsin; Director,
                                                 Plexus Corporation, a
                                                 publicly traded
                                                 electronic products
                                                 manufacturing and design
                                                 company, located in
                                                 Neenah, Wisconsin.

     Thomas R. Perz             54               President, Chief Executive              1992                   1983
                                                 Officer and Director of
                                                 the Company; Chairman of
                                                 the Board, President and
                                                 Chief Executive Officer
                                                 of St. Francis Bank.


                                      INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                            DIRECTORS WHOSE TERMS EXPIRE IN 2000

     Jeffrey A. Reigle          47               Director of the Company                 1997                   1997
                                                 and St. Francis Bank;
                                                 Since 1992, President and
                                                 Chief Executive Officer
                                                 of Regal Ware, Inc., a
                                                 privately held
                                                 manufacturer of utensils
                                                 and electrical
                                                 appliances, located in
                                                 Kewaskum, Wisconsin; From
                                                 1989-1991, Executive Vice
                                                 President-Housewares of
                                                 Regal Ware, Inc.

     John C. Schlosser          70               Chairman of the Board of                1992                   1978
                                                 the  Company; Director of
                                                 St. Francis Bank.



                                                 POSITION WITH THE COMPANY            DIRECTOR OF           DIRECTOR OF
                                                  AND PRINCIPAL OCCUPATION            THE COMPANY         ST. FRANCIS BANK
            NAME                AGE              DURING THE PAST FIVE YEARS              SINCE                 SINCE
            ----                ---              --------------------------           -----------         ----------------

                                        DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CONT'D)

Edmund O. Templeton             55               Director of the Company                 1992                   1990
                                                 and St. Francis Bank;
                                                 Since 1969, President,
                                                 Pilot Systems, Inc., a
                                                 privately held company
                                                 that sells, develops and
                                                 services a variety of
                                                 computer software
                                                 programs for medium-sized
                                                 manufacturing companies,
                                                 located in Brookfield,
                                                 Wisconsin.

                                            DIRECTORS WHOSE TERMS EXPIRE IN 2001

Edward W. Mentzer               62               Director of the Company                 1992                   1982
                                                 and St. Francis Bank;
                                                 Currently Chairman
                                                 Emeritus, and from 1995
                                                 to 1997, Chairman of the
                                                 Board of Plastic
                                                 Engineered Components
                                                 Inc., a privately held
                                                 plastic injection molded
                                                 products manufacturer,
                                                 located in Lincolnshire,
                                                 Illinois (formerly
                                                 located in Waukesha,
                                                 Wisconsin); From 1989 to
                                                 1995, President and
                                                 Chairman of the Board of
                                                 Plastic Engineered
                                                 Components Inc.

Julia H. Taylor                 45               Director of the Company                 1997                   1996
                                                 and St. Francis Bank;
                                                 Since 1986, Executive
                                                 Director and Chief
                                                 Executive Officer of the
                                                 YWCA of Greater Milwaukee





         THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IS REQUIRED FOR THE ELECTION OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

                                    MATTER 2.
                         APPROVAL OF AMENDMENTS TO THE
                         ST. FRANCIS CAPITAL CORPORATION
                             1997 STOCK OPTION PLAN


   DESCRIPTION OF AMENDMENTS

         The Board of Directors of the Company proposes for consideration and approval by the Company's shareholders amendments (the "Option Plan Amendments") to the St. Francis Capital Corporation 1997 Stock Option Plan (the "1997 Stock Option Plan") to: (i) increase the number of shares authorized for issuance thereunder by 320,000 shares, or approximately 6.9% of the number of shares of Common Stock outstanding on the Voting Record Date, to 540,000 shares of Common Stock; and (ii) increase the number of shares of Common Stock which may be granted to individual participants in the 1997 Stock Option Plan from 50,000 shares in any period of three calendar years to 50,000 shares in any year. Absent shareholder approval, the Option Plan Amendments will not be effective. Shareholder approval of the Option Plan Amendments will qualify the 1997 Stock Option Plan for granting Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and performance-based options under Section 162(m) of the Internal Revenue Code with respect to the additional shares authorized for grant, and is a non-quantitative listing requirement under the By-laws of the National Association of Securities Dealers, Inc. ("NASD") which is applicable to all issuers, including the Company, whose shares are traded on the NASDAQ Stock Market (National Market System) ("NASDAQ").

   PURPOSE OF THE OPTION PLAN AMENDMENTS

         In connection with the conversion of St. Francis Bank from mutual to stock form and the issuance of the Common Stock in connection therewith in 1993 (the "Conversion"), the Board of Directors adopted two stock option plans, the St. Francis Capital Corporation 1993 Stock Option Plan for Outside Directors of the Company and its Affiliates (the "Directors' Plan") and the St. Francis Capital Corporation 1993 Incentive Stock Option Plan (the "1993 Stock Option Plan"), which authorized in the aggregate options to purchase 140,185 and 588,777 shares of Common Stock, respectively. The Directors' Plan and 1993 Stock Option Plan were approved by the Company's shareholders at a Special Meeting of Shareholders held on September 15, 1993. In connection with the Conversion, options to purchase 140,185 shares of Common Stock were granted to directors of the Company under the Directors' Plan and options to purchase 391,108 shares of Common Stock were granted to officers of the Company under the 1993 Stock Option Plan. Since the Conversion through the date of this Proxy Statement, options to purchase 223,187 shares of Common Stock have been granted to eligible participants under the 1993 Stock Option Plan. No options remain available for future grant under the Directors' Plan and options to purchase 6,787 shares of Common Stock (which has been adjusted to include plan shares forfeited) remain available for future grant under the 1993 Stock Option Plan.

         In November 1996, the Board of Directors of the Company adopted the 1997 Stock Option Plan in which all directors, officers and employees of the Company and its subsidiaries are eligible to participate. The 1997 Stock Option Plan was approved by the Company's shareholders on January 22, 1997. As of the date of this Proxy Statement, options to purchase a total of 235,988 shares of Common Stock had been granted under the 1997 Stock Option Plan and a total of 12 shares of Common Stock (which has been adjusted to include plan shares forfeited) were available for granting.

         In 1998, the Board of Directors of the Company reviewed the scope and adequacy of the Company's current stock-based compensation plans with the long-term objective of increasing the stock-based components of total compensation paid to directors, officers and employees of the Company and its subsidiaries. The Board of Directors believes that increasing the stock-based components of total compensation serves to further align the interests of the Company's directors, officers and employees and its shareholders. Based upon such review, the Board of Directors approved the proposed Option Plan Amendments as a method of increasing the stock-based components of total compensation, providing additional flexibility to grant options to participants and providing an adequate reserve of options for additional corporate purposes such as retaining existing directors, officers and employees, recruiting future directors and officers, and for issuances in connection with potential strategic acquisitions. The Option Plan Amendments are designed to achieve the foregoing objectives.

   ELIGIBILITY, TYPE OF OPTION GRANTS AND SHARES SUBJECT TO PLAN

         Under the 1997 Stock Option Plan, all directors, officers and employees of the Company and its subsidiaries are eligible to participate. As of September 30, 1998, the Company had 482 directors, officers and employees eligible to participate in the 1997 Stock Option Plan. The 1997 Stock Option Plan authorizes the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); (ii) options that do not so qualify ("Non-Statutory Options"); and (iii) options which are exercisable only upon a change in control of the Company or the Bank ("Limited Rights"). If the Option Plan Amendments are approved by shareholders, options for a total of 320,012 shares of Common Stock (including the 12 shares currently available for granting under the 1997
Stock Option Plan) will be available for future grants to eligible participants. The Company currently has no immediate plans to grant options under the 1997 Stock Option Plan, as amended.

         The shares of Common Stock to be issued by the Company upon the exercise of options by optionees may be acquired either through open market purchases by the Company, or issued from authorized but unissued shares of Common Stock. If additional authorized but unissued shares of Common Stock are issued upon the exercise of options, the interests of existing shareholders will be diluted.

   ADMINISTRATION

         The 1997 Stock Option Plan is administered jointly by the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company. The Compensation Committee consists solely of "non-employee directors" as that term is defined under Rule 16b-3 promulgated by the SEC under the Exchange Act and "outside directors" as that term is defined under applicable regulations issued by the Internal Revenue Service under the Internal Revenue Code. Pursuant to the terms of the 1997 Stock Option Plan, the Board of Directors is authorized to make the following determinations with respect to grants to outside directors and the Compensation Committee is authorized to make the following determinations with respect to grants to eligible participants other than outside directors: (i) the persons to whom options are granted; (ii) the terms at which options are to be granted; (iii) the number of shares of Common Stock subject to an individual grant; (iv) the vesting schedule applicable to individual grants; and (v) the expiration date of the option (which shall not be later than ten years from the date the option is granted). The exercise price may be paid in cash or shares of Common Stock and shall be the fair market value (as defined in the 1997 Stock Option Plan) of the Common Stock on the date of grant or such greater amount as determined by the Compensation Committee with respect to grants to eligible participants other than outside directors, and by the Board of Directors with respect to outside directors.

   TERMS AND CONDITIONS OF OPTION GRANTS

         Options granted under the 1997 Stock Option Plan are subject to certain terms and conditions as described herein. Under the current 1997 Stock Option Plan, a participant may not be granted options to purchase more than 50,000 shares of Common Stock in any period of three calendar years. Pursuant to the proposed Option Plan Amendments, the maximum number of shares which may be granted to an individual participant is increased to 50,000 shares in any calendar year. This amendment is being proposed to provide additional flexibility in granting options to participants and to allow such options to continue to be considered performance-based compensation within the meaning of Treasury Reg. 1.162-27. Performance-based compensation is not subject to the $1,000,000 limit on deductibility of compensation contained in Section 162(m) of the Internal Revenue Code.

         The aggregate fair market value of shares of Common Stock with respect to which options may be granted to an eligible participant which are exercisable for the first time in any calendar year may not exceed $100,000. Any option granted in excess of such amount will be treated as a Non-Statutory Option. Options granted to any person who is the beneficial owner of more than 10% of the outstanding shares of Common Stock may be exercised only for a period of five years following the date of grant and the exercise price at the time of grant must be equal to at least 110% of the fair market value of the Common Stock on the date of the grant.

         No option granted under the 1997 Stock Option Plan will be exercisable after three months after the date on which the optionee ceases to perform services for the Company, except that in the event of death, retirement or disability, all options, whether or not exercisable at such time, may be exercisable for up to one year thereafter or such longer period as determined by the Compensation Committee of the Company. Options held by employees terminated for cause will terminate on the date of termination. Termination "for cause" includes termination due to an intentional failure to perform stated duties, breach of fiduciary duty involving personal dishonesty, willful violations of law or the entry of a final cease and desist order which results in a material loss to the Company or one of its affiliates.

         In the event of a Change of Control of the Company, all Incentive Stock Options and Non-Statutory Options, whether or not exercisable at such time, shall become immediately exercisable. If a participant is terminated due to such Change of Control, all options shall be exercisable for a period of one year following such Change of Control; provided that in no event shall the period extend beyond the option term and in the case of Incentive Stock Options, such options shall not be eligible for treatment as Incentive Stock Options if exercised more than three months following the date of a participant's cessation of employment. "Change of Control" is defined to mean a change of control of a nature that: (i) would be required to be reported to the SEC by the Company in a current report on Form 8-K; or (ii) results in a change in control of the Bank or the Company within the meaning of the Home Owners Loan Act of 1933 and the rules and regulations promulgated by the Office of Thrift Supervision (or its predecessor agency) (the "OTS"). In addition, under the 1997 Stock Option Plan, a Change of Control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or its subsidiaries representing 20% or more of such entities' outstanding voting securities; (ii) individuals who constitute the current Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the 1997 Stock Option Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be considered as a member of the Incumbent Board; (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the surviving institution; or (iv) any change of control of the Company instituted by an entity or individual other than current management of the Company.

         In the event of a participant's termination of employment, the Company, if requested by the participant, may elect to pay the participant, or beneficiary in the event of death, in exchange for cancellation of the option, the amount by which the fair market value of the Common Stock exceeds the exercise price of the option on the date of the participant's termination of employment.

         Incentive Stock Options may be transferred only by will or the laws of descent and distribution. Non-Statutory Options may be transferred by participants pursuant to the laws of descent and distribution and during a participant's lifetime by participants to members of their "immediate family" (as defined in the 1997 Stock Option Plan), trusts for the benefit of members of their immediate family and charitable institutions to the extent permitted under
Section 16 of the Exchange Act and subject to federal and state securities laws.

   FEDERAL INCOME TAX TREATMENT

         An optionee will not be deemed to have received taxable income upon the grant or exercise of an Incentive Stock Option, provided that such shares of Common Stock are held for at least one year after the date of exercise and two years after the date of grant. No gain or loss will be recognized by the Company as a result of the grant or exercise of Incentive Stock Options. An optionee will be deemed to receive ordinary income upon exercise of Non-Statutory Options in an amount equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the exercise price. The amount of any ordinary income deemed to be received by an optionee due to a premature disposition of the shares of Common Stock acquired upon the exercise of an Incentive Stock Option or upon the exercise of a Non-Statutory Option will be deductible expense for tax purposes for the Company. At this time, generally accepted accounting principles ("GAAP") do not require compensation expense to be recorded for any options granted for which the exercise price equals the market value on the date of grant. When options are exercised, the net proceeds received by the Company will be recorded as an increase in Common Stock and paid-in capital.

   ADJUSTMENTS IN THE EVENT OF CAPITAL CHANGES

         In the event the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the following appropriate adjustments may be made to prevent dilution or enlargement of the rights of participants, including any or all of the following: (i) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded; (ii) adjustments in the aggregate number or kind of shares of Common Stock covered by outstanding option grants; and (iii) adjustments in the purchase price of outstanding option grants. No such adjustments may, however, materially change the value of benefits available to participants under a previously granted award.

   DURATION AND AMENDMENT OF 1997 STOCK OPTION PLAN

         No options will be awarded under the 1997 Stock Option Plan following the tenth anniversary of initial approval of the 1997 Stock Option Plan by shareholders of the Company.

         The Board of Directors of the Company may amend the 1997 Stock Option Plan in any respect; provided, however, that certain provisions governing the terms of Incentive Stock Option and Non-Statutory Option grants shall not be amended more than once every six months to comport with the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable. In addition, the Board of Directors may determine that shareholder approval of any amendment to the 1997 Stock Option Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AND VOTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THE OPTION PLAN AMENDMENTS. UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR APPROVAL OF THE OPTION PLAN AMENDMENTS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE OPTION PLAN AMENDMENTS.

                                    MATTER 3.
                   PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF
                     INCORPORATION TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

   GENERAL

         The Board of Directors unanimously has adopted a resolution approving and recommending to the shareholders for their approval an amendment to Article IV of the Articles of Incorporation of the Company that would increase the number of shares of Common Stock the Company has authority to issue from 12,000,000 to 24,000,000. The full text of the proposed amendment is attached as Appendix A to this Proxy Statement. Although the current number of shares authorized for issuance is sufficient to meet all presently known corporate requirements, the number of such available shares will be reduced by the issuance of shares of Common Stock upon the acquisition of Reliance Bancshares, Inc., a Wisconsin bank holding company ("Reliance"). The Board of Directors believes that the increase in the authorized shares is necessary to assure that the Company will retain the flexibility to issue a substantial number of shares of Common Stock, as dictated by corporate necessity, without further shareholder action (although the rules of NASDAQ and the WBCL would require shareholder approval of issuances of Common Stock in certain situations). In particular, the Board of Directors intends to consider the advisability of issuing additional authorized shares of Common Stock in a split of the then outstanding shares.

         As of the Voting Record Date, there were 4,635,265 shares of Common Stock outstanding and 620,917 shares were reserved for issuance in connection with various stock plans. In addition, the Company is in the process of acquiring Reliance pursuant to an agreement that permits shareholders of Reliance to elect to exchange their shares of common stock of Reliance for cash, shares of Common Stock or a combination thereof. The acquisition of Reliance is subject to various conditions, including approval by Reliance shareholders. Assuming all conditions are met, the Company anticipates that the acquisition of Reliance (and the related issuance of shares of Common Stock) will be consummated in late January 1999. The exact number of shares of Common Stock to be issued upon acquisition will depend upon the actual elections of Reliance shareholders and certain other factors.

   REASONS FOR THE PROPOSED AMENDMENT

         The Board of Directors believes an increase in the number of authorized shares of Common Stock will retain the Company's flexibility to issue shares of Common Stock, and will enable the Board of Directors to evaluate and declare a stock split if it determines that market conditions and other corporate factors make such action desirable for the Company and its shareholders. The Board of Directors will determine whether to declare a stock split, and the timing and terms of such split, based upon market conditions and other corporate factors in existence at the time of such declaration. The Board of Directors believes that a possible stock split will bring the shares of Common Stock into a more widely accessible trading range, particularly for individual investors.

         Except for the possibility of declaring a stock split, the Board of Directors has no present plans, arrangements, understanding or commitments with respect to the issuance of any shares of Common Stock, other than those already reserved for issuance. The additional shares of Common Stock that would be authorized by the proposed amendment to the Articles of Incorporation could be used by the Company for any proper corporate purpose approved by the Board of Directors. The availability of such additional shares would enable the Company's Board of Directors and management, to the extent authorized by the Board of Directors, to act with flexibility when favorable business opportunities arise to expand and strengthen the Company's business and prospects through the issuance of shares of Common Stock. Among other reasons, additional shares of Common Stock could be issued for: (i) possible acquisition transactions; (ii) capital-raising measures; (iii) stock options and other employee benefit plans; (iv) stock dividends or splits that help to maintain an efficient trading market in the Company's Common Stock; and (v) other corporate purposes.

   CERTAIN OTHER CONSIDERATIONS

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action from the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult and costly, and therefore, less likely. Any such issuance of additional stock also could have the effect of diluting the earnings and book value per share or the stock ownership and voting rights of shareholders of the Company, including a person seeking to obtain control of the Company. The Company is not presently aware of any pending or proposed transaction involving a change in control of the Company. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover.

         The proposed amendment would not alter any of the rights incident to the ownership of shares of Common Stock or affect the terms and conditions upon which shares of Common Stock presently may be issued. Holders of shares of Common Stock currently have no preemptive rights to acquire any additional securities of the Company, including any shares of Common Stock, and this will continue to be the case if the proposed amendment is approved and adopted.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF 80% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK. UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


                                    MATTER 4.
                   PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF
                     INCORPORATION TO INCREASE THE NUMBER OF
                      AUTHORIZED SHARES OF PREFERRED STOCK

   GENERAL

         The Board of Directors unanimously has adopted a resolution approving and recommending to the shareholders for their approval an amendment to Article IV of the Company's Articles of Incorporation of the Company that would increase the number of shares of Preferred Stock the Company has authority to issue from 6,000,000 to 12,000,000. The full text of the proposed amendment is attached as Appendix A to this Proxy Statement.

         As of the Voting Record Date, there were no shares of Preferred Stock outstanding. Pursuant to the Company's shareholders' rights plan which was adopted by the Board of Directors on September 25, 1997, the Board of Directors has designated 120,000 shares of preferred stock as Series A Junior Participating Preferred Stock. Such shares of Series A Junior Participating Preferred Stock could be issued by the Company to protect the Company's shareholders from any unfair or coercive takeover attempt.

   REASONS FOR THE PROPOSED AMENDMENT

         The Board of Directors has no present plans, arrangements, understanding or commitments with respect to the issuance of any shares of Preferred Stock, other than those already designated, that would exceed the Company's current authorized share limit. The additional shares of Preferred Stock that would be authorized by the proposed amendment to the Articles of Incorporation could be used by the Company for any proper corporate purpose approved by the Board of Directors. The availability of such additional shares would enable the Company's Board of Directors and management, to the extent authorized by the Board of Directors, to act with flexibility when favorable business opportunities arise to expand and strengthen the Company's business and prospects through the issuance of shares of Preferred Stock. Among other reasons, additional shares of Preferred Stock could be issued for: (i) possible acquisition transactions; (ii) capital-raising measures; (iii) employee benefit plans; (iv) stock dividends; and (v) other corporate purposes.

   CERTAIN OTHER CONSIDERATIONS

         The increase in the authorized number of shares of Preferred Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action from the shareholders. Shares of authorized and unissued Preferred Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult and costly, and therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings and book value per share or the stock ownership and voting rights of shareholders, including a person seeking to obtain control of the Company. The Company is not presently aware of any pending or proposed transaction involving a change in control of the Company. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. In addition, the increase in the authorized number of shares of Preferred Stock would keep such number of shares proportional to the proposed increase in the authorized number of shares of Common Stock (Matter 3).

         Shares of Preferred Stock, including any additional authorized shares of Preferred Stock if this amendment to the Articles of Incorporation is approved by shareholders, may be issued from time to time in one or more classes or series as determined by the Board of Directors. Each class or series of Preferred Stock issued by the Company will have such preferences, limitations and relative rights as determined by the Board of Directors. Such preferences, limitations and rights may be greater or less than those presently held by shareholders of Common Stock.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF 80% OF THE ISSUED AND OUTSTANDING COMMON SHARES IS REQUIRED FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK. UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK.

                                    MATTER 5.
               PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO
                 REQUIRE THAT SHAREHOLDER PROPOSALS AND DIRECTOR
                     NOMINATIONS BE SUBMITTED TO THE COMPANY
                   PURSUANT TO THE ADVANCE NOTICE REQUIREMENTS
                   OF, AND IN THE MANNER PROVIDED FOR IN, THE
                       COMPANY'S PROPOSED AMENDED BY-LAWS

   GENERAL

         The Board of Directors unanimously has adopted a resolution approving and recommending to the shareholders for their approval an amendment to Article VII(A) of the Company's Articles of Incorporation that would require shareholder nominations for the election of directors and proposals for any business to be considered by shareholders at any annual or special meeting of shareholders be submitted to the Company pursuant to the advance notice requirements of, and in the manner provided for in, the Company's proposed amended Bylaws. The full text of the proposed amendment to the Articles of Incorporation is attached as Appendix B to this Proxy Statement. In addition, the full text of the proposed amendment to the By-laws providing for the advance notice requirements is attached as Appendix C to this Proxy Statement. The proposed amendment to the Company's By-laws has been approved by the Board of Directors, subject to shareholder approval of Matter 5.

         Currently, Article VII(A) provides that for a shareholder to properly bring a proposal or director nomination before an annual or special meeting, such shareholder must give notice to the Company's Secretary by the tenth day following the day on which notice of such annual or special meeting is first given to shareholders. In addition, such notice must set forth certain information, including information relating to the shareholder, description of the business proposed, or in the case of nominations for elections to the Board of Directors, certain information relating to the nominee. The proposed amendment to Article VII(A) of the Articles provides that shareholder nominations for the election of directors and proposals for any business to be considered by shareholders at any annual or special meeting must be submitted to the Company pursuant to the advance notice requirements of, and in the manner provided for in, proposed Section 2.14 of Article II of the Company's By-laws. THE PROPOSED BY-LAW SECTION DOES NOT CHANGE OR AFFECT ANY OF THE INFORMATIONAL REQUIREMENTS THAT SHAREHOLDER NOTICES MUST CONTAIN, AS CURRENTLY REQUIRED BY THE ARTICLES OF INCORPORATION, BUT IT DOES CHANGE THE TIMING OF WHEN A SHAREHOLDER'S NOTICE MUST BE RECEIVED BY THE SECRETARY OF THE COMPANY IN ORDER TO BE PROPERLY BROUGHT BEFORE AN ANNUAL OR SPECIAL MEETING.

         Pursuant to the proposed By-law, shareholders intending to nominate directors for election or propose business to be presented at an annual or special meeting must deliver written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days, or delayed by more than 30 days, from the fourth Wednesday in January, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. THIS "ADVANCE NOTICE" REQUIREMENT IS EARLIER THAN THE "ADVANCE NOTICE" REQUIREMENT CURRENTLY PROVIDED FOR IN THE COMPANY'S ARTICLES OF INCORPORATION.

   REASONS FOR THE PROPOSED AMENDMENT

         In June 1998, the SEC amended Rule 14a-4(c) under the Exchange Act which governs the Company's use of discretionary proxy voting authority relating to shareholder proposals that are not included in the Company's proxy statement pursuant to Rule 14a-8. Pursuant to amended Rule 14a-4(c), if a shareholder notifies the Company of a proposal in accordance with the Company's advance notice requirements (as currently contained in Article VII of the Company's Articles), then management proxies may not use their discretionary voting power to vote on such proposal unless the Company informs shareholders about the proposal and how management proxies intend to vote.

         Therefore, pursuant to the Company's current advance notice requirement in Article VII of the Articles of Incorporation, if the Company received proper notice of a shareholder proposal after the Company had mailed its Proxy Statement but prior to the tenth day after mailing, in order for the Company to exercise their discretionary voting authority on such matter at the meeting, the Company would be required to incur the time and expense of supplementing the Proxy Statement and delivering to shareholders information on the proposal to be presented at the meeting and how the management proxy holders intend to exercise their discretionary vote on such proposal. If the proposed amendment to Article VII of the Articles of Incorporation is approved by shareholders, the Company must be notified of any shareholder proposals or nominations prior to the printing of its Proxy Statement. Consequently, if the proposed amendment is approved, the Company will be able to include the information required by Rule 14a-4(c) regarding any timely shareholder proposals or nominations in the Proxy Statement (without the need to supplement), and the Company may use its discretionary voting authority to act on the proposal at the meeting.

         The procedures for shareholder nominations and proposals, coupled with the advance notice requirement, by regulating shareholder nominations and other proposals, affords the Board of Directors and management the opportunity to consider the qualifications of the proposed nominees and the merits of any business proposed to be conducted and, to the extent deemed necessary or desirable by the Board, inform shareholders about the qualifications of nominees or the merits of any proposals, as the case may be.

         Although the proposed amendment to the By-laws does not afford the Board of Directors power to approve or disapprove shareholder nominations for election of directors or business proposals and will not prevent shareholder nominations or proposals from being considered at a shareholder meeting if the prescribed procedures are followed, the amendment may have the effect of eliminating both contests for the election of directors and proposals by shareholders. Nothing in the amendments however, shall affect the right of shareholders to have proposals to be considered at an annual meeting, as well as a supporting statement included in the Company's proxy statement, pursuant to Rule 14a-8 under the Exchange Act.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF 80% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR THE APPROVAL OF ADOPTION OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR THE ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND NOMINATIONS AS PROVIDED IN THE PROPOSED BY-LAWS. UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                    MATTER 6.
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's independent auditors for the fiscal year ended September 30, 1998 were KPMG Peat Marwick LLP. The Board of Directors of the Company has reappointed KPMG Peat Marwick LLP to perform the audit of the Company's financial statements for the year ending September 30, 1999. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company's shareholders.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AND VOTED AT THE ANNUAL MEETING IS REQUIRED FOR RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY. UNLESS MARKED TO THE CONTRARY, THE SHARES OF COMMON STOCK REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of the Board of Directors of the Company are held six times per calendar year. During the fiscal year ended September 30, 1998, the Board of Directors of the Company held six regular meetings and one special meeting. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held and the total number of committee meetings on which such director served during the fiscal year ended September 30, 1998.

         In fiscal 1998, the Audit Committee of the Company consisted of Messrs. David J. Drury, Rudolph T. Hoppe, Jeffrey A. Reigle and Julia H. Taylor, who are neither officers or employees of the Company or its subsidiaries ("Outside Directors"). The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with the independent public accountants the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's accountants, approves services rendered by such accountants and recommends to the Board the engagement, continuation or discharge of the Company's accountants. The Company's Audit Committee met four times during the fiscal year ended September 30, 1998.

     In fiscal 1998, the Compensation Committee consisted of three Outside Directors of the Company, including Messrs. David J. Drury, Edward W. Mentzer and Edmund O. Templeton. During the fiscal year ended September 30, 1998, the Company did not pay separate compensation to its executive officers and did not have any salaried employees. However, pursuant to an agreement between the Company and St. Francis Bank, the Company reimburses St. Francis Bank for the services of St. Francis Bank's officers and employees for time devoted to Company affairs. In fiscal 1998, the Compensation Committee of the Company reviewed and ratified the compensation policies set by, and decisions made by, the Board of Directors of St. Francis Bank.

         The Compensation Committee of the Company met three times during the fiscal year ended September 30, 1998. In November 1998, the Compensation Committee of the Company met to issue the Compensation Committee Report which appears in this Proxy Statement. For a further discussion of the compensation policies of the Company, see "Compensation Committee Report."

         The entire Board of Directors of the Company acted as a Nominating Committee for the selection of the nominees for director to stand for election at the Annual Meeting. In October 1998, the Board, acting as the Nominating Committee, considered nominations for directors. The Company's By-laws allow for shareholder nominations of the directors and require such nominations be made pursuant to timely notice in writing to the Secretary of the Company. See "Shareholder Proposals for the 2000 Annual Meeting."

                          COMPENSATION COMMITTEE REPORT

         The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

I.       COMPENSATION COMMITTEE, COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In fiscal 1998, the Compensation Committee of the Board of Directors of the Company consisted of Outside Directors, Messrs. David J. Drury, Edward W. Mentzer and Edmund O. Templeton, who are not former officers or employees of the Company or any of its subsidiaries. There are no interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee and corporate affiliates of members of the Compensation Committee.

         During the fiscal year ended September 30, 1998, the Company did not pay separate compensation to its executive officers and did not have any salaried employees. However, pursuant to an agreement between the Company and St. Francis Bank, the Company reimburses St. Francis Bank for the services of St. Francis Bank's officers and employees for time devoted to Company affairs. In fiscal 1998, the Compensation Committee of the Company reviewed and ratified the compensation policies set by, and decisions made by, the Board of Directors of St. Francis Bank. In November 1998, the Compensation Committee of the Company met to issue this Compensation Committee Report.

II.      EXECUTIVE COMPENSATION POLICIES AND PLANS

         It is the policy of the Company to maintain an executive compensation program which will attract, motivate, retain and reward senior executives and provide appropriate incentives intended to generate long-term financial results which will benefit the Company and shareholders of the Company. The Company's executive compensation program incorporates a pay-for-performance policy that compensates executives for both corporate and individual performance. The executive compensation program is designed to achieve the following objectives:
(i) provide competitive compensation packages comparable to those offered by other peer group financial institutions; (ii) provide the Company and its subsidiaries with the ability to compete for and retain talented executives that are critical to the Company's long-term success; and (iii) provide incentives to achieve the Company's financial performance objectives and exceptional individual performance with the goal of enhancing shareholder value.

         The executive compensation package consists of the three major components: (i) cash compensation, including base salary and an annual incentive bonus; (ii) long-term incentive compensation in the form of stock options awarded under the Company's stock option plans, and (iii) executive benefits. For a further discussion of the executive benefits made available to officers of the Company during the fiscal year ended September 30, 1998, see "Compensation of Executive Officers and Directors-Benefits."

         The Compensation Committee and the Company's Board recognize that stock options are a performance-motivating incentive because they have no value unless the price of the Common Stock increases above the exercise price applicable to outstanding option grants. The Company has two stock option plans, the St. Francis Capital Corporation 1993 Incentive Stock Option Plan (the "1993 Option Plan") and the St. Francis Capital Corporation 1997 Stock Option Plan (the "1997 Option Plan") (collectively, the "Option Plans"). Executive officers and directors of the Company are eligible to receive both discretionary option grants (as determined by the Company's Board and the Compensation Committee) and option grants, subject to performance-based vesting. In fiscal 1997, the Board of Directors of the Company adopted the St. Francis Capital Corporation 1997 Stock Option Allocation Plan (the "Option Allocation Plan") which outlines the guidelines for, and factors to be considered by, the

Compensation Committee in granting performance-based options and the guidelines for determining the vesting schedule applicable to granted options each fiscal year. These same guidelines and factors were considered by the Compensation Committee in granting the performance-based options to certain executive officers in fiscal 1998. For a further discussion of the Option Allocation Plan, see "Compensation of Executive Officers and Directors-Stock Option Plans."

         The Compensation Committee also recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by shareholders of the Company and thus, is not "compensation" for purposes of complying with the limit on deductibility. The Compensation Committee has been advised that no executive officer of the Company received compensation in fiscal 1998 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code.

III.     COMPENSATION DECISIONS FOR FISCAL 1998

         In fiscal 1998, St. Francis Bank retained an independent compensation consultant to review current compensation levels for selected executive officers of St. Francis Bank, including certain of the executive officers named in the Summary Compensation Table appearing in this Proxy Statement. The compensation consultant's analysis included a review of senior officer salary studies and surveys prepared by national and state trade associations, together with available competitive compensation data. The consultant provided recommendations for market-competitive compensation for selected executive officers for fiscal 1998. In reviewing and approving compensation decisions for fiscal 1998, the Compensation Committee considered the recommendations of the independent consultant as well as individual and corporate performance. Base salary adjustments for fiscal 1998 for the five most highly compensated executive officers of the Company are reflected in the Summary Compensation Table set forth in this Proxy Statement.

         During fiscal 1998, executive officers of the Company participated in an incentive compensation program established and approved by the Compensation Committee for the Company (the "STFR-ICP"). Incentive compensation earned under the STFR-ICP is established as a percentage of each officer's base salary and may exceed established percentages of base salaries if the Company surpasses specific corporate performance targets applicable to various executive officer groups and individual performance objectives are met. Incentive compensation may be less than the established percentages if the Company does not achieve the corporate performance targets and individual performance objectives are not met. In addition, the STFR-ICP provides that the Committee has the discretion in administering the program to award discretionary incentive compensation based upon an assessment of the Company's overall financial performance or other corporate performance factors.

         For fiscal 1998, the STFR-ICP corporate performance targets for the executive groups were based upon the Company's net income, with the percentage calculation of incentive compensation applicable to participants in each group dependent upon differing components of net income, including core income, gains on the sale of securities and leverage income. In fiscal 1998, the STFR-ICP provided for a target of 40% of base salary for the Company's President (Mr. Thomas R. Perz), and targets of 35% or 30% of base salaries for other executive officers who participate in the STFR-ICP.

         Executive officers of St. Francis Bank who do not participate in the STFR-ICP are eligible to participate in the St. Francis Bank Incentive Compensation Program ("SFB-ICP"). Under this plan, incentive compensation earned also is established as a percentage of each officer's base salary and may exceed established percentages of base salaries if St. Francis Bank surpasses the target level of net income (excluding gains on the sale of securities and excluding leverage income of St. Francis Bank) ("core income") and individual performance objectives are met. Incentive compensation may be less than the established percentages if St. Francis Bank does not achieve the target core income level and individual performance objectives are not met. In addition, the SFB-ICP provides that the Committee has the discretion in administering the program to award discretionary incentive compensation based upon an assessment of St. Francis Bank's overall financial performance or other corporate performance factors. In fiscal 1998, the SFB-ICP provided for a target of 25% of base salaries for executive officers of St. Francis Bank.

         The corporate and bank performance targets of the STFR-ICP and SFB-ICP are reviewed and established annually by the Board of Directors of the Company and St. Francis Bank, respectively, and may vary from year to year, as may the parameters of such plans. Remuneration earned under the STFR-ICP and SFB-ICP for the fiscal year ended September 30, 1998 will be paid by St. Francis Bank in January 1999.

         For fiscal 1998, the Committee determined that the Company exceeded the core income target established under the STFR-ICP but did not meet the targets established for income generated from gains on the sale of securities and leverage income. However, based upon an analysis of the Company's overall financial and corporate performance in fiscal 1998, the Committee awarded executive officers participating in the STFR-ICP incentive compensation at the targeted levels. The aggregate payout under the STFR-ICP for fiscal 1998 was $307,096. The average bonus earned under the STFR-ICP in fiscal 1998 by participants (other than Mr. Perz) was 30.6% of their base salaries.

         For fiscal 1998, the Committee determined that St. Francis Bank exceeded the core income target established under the SFB-ICP, and therefore, executive officers of St. Francis Bank will earn incentive compensation at levels higher than the targeted levels. The aggregate payout under the SFB-ICP for fiscal 1998 was $173,101. The average bonus earned under the SFB-ICP in fiscal 1998 by participants was 27.24% of their base salaries.

         Pursuant to the Option Allocation Plan, a total of 262,200 performance-based options were granted to executive officers of the Company and its subsidiaries in fiscal 1997. In fiscal 1998, 36,667 performance-based options were granted to executive officers of the Company. These options were granted to executive officers who were not granted performance-based options in fiscal 1997, and included several new executive officers.

         Based upon the Company achieving 96% of its Earnings Per Share target and 100% of the Business Line targets (average), under the vesting formula established under the Option Allocation Plan, each participant's option award will vest in fiscal 1998 at a rate of 78% of the maximum vestable amount of their initial option grant.

         Messrs. Smith, Hazzard and Sorenson (the executive officers appearing in the 1998 Summary Compensation Table other than Messrs. Perz and Schlosser) each were granted 25,000 performance-based options under the Option Allocation Plan in fiscal 1997. Of the performance-based options awarded to each of these individuals, 6,500 vested in fiscal 1998 for each officer based upon the formula under the Option Allocation Plan for fiscal 1998. Mr. Schlosser was not eligible to participate in the Option Allocation Plan in fiscal 1997 or fiscal 1998.

IV.      PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION IN FISCAL 1998

         In establishing the compensation of Mr. Perz for fiscal 1998, the Compensation Committee specifically considered the recommendations of the independent compensation consultant retained by the Company (as noted above), as well as the Company's and St. Francis Bank's overall operating performance as compared to the operating results of other thrifts headquartered in Wisconsin. The Compensation Committee also considered the individual performance of Mr. Perz who serves as President and Chief Executive Officer of the Company and the Bank, and Chairman of the Board of the Bank, including his performance and ability to develop, train and motivate a competent management team and to execute the directives of the Board, as well as to manage St. Francis Bank and the Company in a profitable, safe and sound manner.

         Mr. Perz's base salary (excluding ICP remuneration) for the fiscal year ended September 30, 1998 was $325,000 (excluding amounts deferred under his deferred compensation agreement with St. Francis Bank). Mr. Perz's base salary was increased 23% over fiscal 1997 which, in part, reflected the recommendation of the compensation consultant retained in fiscal 1998 to pay him a base salary that was representative of comparable financial institutions of similar size and performance. As noted above, participants in the STFR-ICP were awarded incentive compensation at the targeted levels for fiscal 1998, and the Committee determined that Mr. Perz met the individual performance objectives established under the STFR-ICP for fiscal 1998. Therefore, Mr. Perz received incentive compensation equal to $130,000 for fiscal 1998, or 40.0% of his $325,000 base salary established at the beginning of fiscal 1998. In addition, in April 1997, Mr. Perz was granted 50,000 performance-based options under the Option Allocation Plan. No performance-based options or discretionary options were awarded to Mr. Perz in fiscal 1998. Of the performance-based options awarded to Mr. Perz in fiscal 1997, 13,000 vested in fiscal 1998 based upon the formula under the Option Allocation Plan for fiscal 1998.

                                                         COMPENSATION COMMITTEE

                                                         DAVID J. DRURY
                                                         EDWARD W. MENTZER
                                                         EDMUND O. TEMPLETON

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         During the fiscal year ended September 30, 1998, the Company did not pay separate compensation to its executive officers. Separate compensation will not be paid to the officers of the Company until such time as the officers of the Company devote significant time to separate management of Company affairs, which is not expected to occur until the Company becomes actively involved in additional significant business beyond St. Francis Bank. The following table summarizes the total compensation earned by St. Francis Bank's Chief Executive Officer and the next four highest paid executive officers of the Company's subsidiaries whose compensation (salary and bonus) exceeded $100,000 during the Company's fiscal years ended September 30, 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                   ANNUAL                   NUMBER OF
                                               COMPENSATION(1)               SHARES
                                               ---------------             SUBJECT TO         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY(2)    BONUS(3)          OPTIONS(4)      COMPENSATION(5)
---------------------------        ----     ---------    --------          ----------      ---------------

Thomas R. Perz................     1998     $  325,000    $ 130,000               --        $  55,412
   President and CEO of the        1997        269,448       68,742           50,000           57,298
   Company and St. Francis         1996        229,448       53,127               --           45,265
   Bank

Bradley J. Smith (6)..........     1998        152,000       49,742               --            3,616
   Executive Vice President-       1997        147,000       23,897           35,000              680
   Retail Banking of St.
   Francis Bank

James C. Hazzard .............     1998        131,500       39,450               --           42,679
   Executive Vice President-       1997        123,500       28,405           25,000           42,937
   Commercial Banking of           1996        105,000       35,000               --           28,188
   St. Francis Bank

John C. Schlosser.............     1998        150,000           --               --           47,288
   Chairman of the Board of        1997        195,985       12,389               --           32,513
   the Company                     1996        287,955           --               --           42,755

Jon D. Sorenson...............     1998        110,000       38,500               --           32,657
   Executive Vice President,       1997         91,500       35,246           25,000           39,903
   Chief Financial Officer and     1996         85,000       18,169               --           22,675
   Treasurer

--------------------


(FOOTNOTES ON FOLLOWING PAGE)

-----------------

(1) Perquisites and other personal benefits provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.
(2) Amounts shown include compensation earned and deferred at the election of the named executive officers during the fiscal years ended September 30, 1996, 1997 and 1998, including compensation deferred in 1996, 1997 and 1998 by Mr. Perz under deferred compensation agreements entered into with St. Francis Bank. See "-Deferred Compensation Agreements." For a description of the employment agreement entered into in fiscal 1997 by and between the Company and Mr. Schlosser, see "- Employment Agreements."
(3) Senior executive officers of the Company and St. Francis Bank receive remuneration under separate Incentive Compensation Programs ("ICPs"). The amounts indicated for the fiscal year ended September 30, 1998 represent incentive compensation earned by the named executive officers under the ICPs for the Company and St. Francis Bank for fiscal 1998. Mr. Hazzard participated in the ICP applicable to Bank Wisconsin in fiscal 1996; in fiscal 1997, his incentive compensation was determined separately and established at 25% of his base salary and 30% of his base salary, respectively. Mr. Schlosser did not participate in an ICP in fiscal 1996, 1997 OR 1998
(4) The option awards indicated for fiscal 1997 were granted to the named executive officers pursuant to the St. Francis Capital Corporation Stock Option Allocation Plan applicable to fiscal 1997 (the "Option Allocation Plan"), which is a performance-based option plan. The portion of the initial award indicated in the table which vested in fiscal 1998 for each of the named individuals based upon the Company achieving certain Earnings Per Share targets and Business Line targets (average) under the Option Allocation Plan is as follows: (i) Mr. Perz
         - 13,000; (ii) Mr. Smith - 6,500; (iii) Mr. Hazzard - 6,500; and (iv)
         Mr. Sorenson - 6,500. For further information regarding the Option Allocation Plan, see "Compensation Committee Report." Mr. Schlosser is not eligible to participate in the Option Allocation Plan. See "- Directors' Compensation."
(5) Amounts shown in this column represent contributions by the Bank pursuant to the St. Francis Bank, F.S.B. Money Purchase Pension Plan (the "Pension Plan"), the St. Francis Bank, F.S.B. 401(k) Savings Plan (the "401(k) Plan"), the ESOP and Long-Term Disability Policies, and the reportable economic benefit to the named individuals pursuant to the Executive Split Dollar Life Insurance Plan (the "Split Dollar Plan") during the fiscal years ended September 30, 1996, 1997 and 1998. The amounts shown for each individual for the fiscal year ended September 30, 1998 are derived from the following figures: (i) Mr.
         Perz: $12,188 - Pension Plan contribution; $3,200 - 401(k) Plan matching contribution; $30,924 - ESOP allocation; $2,387 - Split Dollar Plan premium; $6,713 - Long-Term Disability Policy premium; (ii) Mr.
         Schlosser: $12,188 - Pension Plan contribution; $3,000 - 401(k) Plan matching contribution; $31,424 - ESOP allocation; $676 - Split Dollar Plan premium; (iii) Mr. Smith: $3,518 - 401(k) Plan matching contribution; $98 - Split Dollar Plan premium; (iv) Mr. Hazzard:
         $12,188 - Pension Plan contribution; $2,923 - 401(k) Plan matching contribution; $26,991 - ESOP allocation; $152 - Split Dollar Plan premium; $425 - Long-Term Disability Policy premium; and (v) Mr.
         Sorenson: $8,532 - Pension Plan contribution; $2,777 - 401(k) Plan matching contribution; $21,271 - ESOP allocation; $77 - Split Dollar Plan premium.

(6) Mr. Smith was hired on January 6, 1997; the salary amount indicated for fiscal 1997 has been annualized.

EMPLOYMENT AGREEMENTS

         In fiscal 1996, the Company and St. Francis Bank entered into a three-year employment agreement with Mr. Perz to be effective commencing at the beginning of fiscal 1997. In October 1996, the Company entered into a three-year employment agreement with Mr. Sorenson, and Bank Wisconsin entered into a new three-year employment agreement with Mr. Hazzard which was assumed by St. Francis Bank in connection with the merger of St. Francis Bank and Bank Wisconsin in September 1997. On January 6, 1997, in connection with his retention as Executive Vice President of St. Francis Bank, the Company and St. Francis Bank entered into a three-year employment agreement with Mr. Smith. The term of these employment agreements with Messrs. Perz, Smith, Hazzard and Sorenson, which are described herein, may be restored to three years by action of the Boards of Directors annually, subject to the Boards' performance evaluation. Effective October 1, 1996, the Company entered into a separate employment agreement with Mr. Schlosser as discussed further herein. These employment agreements are intended to ensure that the Company and St. Francis Bank maintain a stable and competent management base.

         Under the employment agreements in effect for fiscal 1998, the base salaries for Messrs. Perz, Smith, Hazzard and Sorenson were $325,000, $152,000, $131,500 and $110,000, respectively. Base salaries may be increased by the Board of Directors of the Company or St. Francis Bank, as applicable, but may not be reduced except as part of a general pro rata reduction in compensation for all executive officers. In addition to base salary, the agreements provide for payments from other incentive compensation plans, and provide for other benefits, including participation in any group health, life, disability, or similar insurance program and in any pension, profit-sharing, employee stock ownership plan, deferred compensation, 401(k) or other retirement plan maintained by St. Francis Bank. The agreements also provide for participation in any stock-based incentive programs made available to executive officers of the Company and its subsidiaries. The agreements with Messrs. Perz, Smith, Hazzard and Sorenson may be terminated by the Company or St. Francis Bank upon death, disability, retirement, for cause at any time, or in certain events specified by the regulations of the OTS. If the Company or St. Francis Bank terminate the agreements due to death or retirement, for cause or pursuant to OTS regulations, the executives shall be entitled to receive all compensation and benefits in which they were vested as of the termination date. If the agreements are terminated due to disability, the executives shall be entitled to receive 100% of their base salary at the rate in effect at the time of termination for a period of one year and thereafter an amount equal to 75% of such base salary for any remaining portion of the employment term (offset by any payments received by executives under any employer disability plans or government social security or workers' compensation programs), together with other compensation and benefits in which they were vested as of the termination date. If the Company or St. Francis Bank terminate the agreements other than for the foregoing reasons, or the executives terminate the agreements in accordance with the terms stated therein, the executives are entitled to severance payments equal to one year's base salary (in the case of Messrs. Smith, Hazzard and Sorenson and two year's base salary (in the case of Mr. Perz) (based upon the highest base salary within the three years preceding the date of termination) and the amount of bonus and incentive compensation paid to the executives in the most recently completed calendar year of employment, payable over a twelve or 24-month period, as applicable. In addition, the executives shall be entitled to participate in all group insurance, life insurance, health and accident, disability and certain other employee benefit plans maintained by the employer, at no cost to the executives, for a period of one year (in the case of Messrs. Smith, Hazzard and Sorenson or two years (in the case of Mr. Perz), or such earlier time as the executives are employed on a full-time basis by another employer which provides substantially similar benefits. The employment agreements also contain covenant-not-to-compete provisions which prohibit the executives from competing with a Significant Competitor (as defined therein) of the Company or St. Francis Bank for a period of twelve months following termination.

         The employment agreements provide for severance payments if the executives' employment terminates following a change in control. Under the agreements, a "Change in Control" is generally defined to include any change in control required to be reported under the federal securities laws, as well as
(i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) a change in a majority of the directors of the Company during any two-year period without approval of at least two-thirds of the persons who were directors at the beginning of such period. Within 24 months of the effective date of any Change in Control, the executives may terminate the agreements in the event certain conditions contained therein are satisfied, and shall be entitled to receive as severance three year's base salary (based upon the highest base salary within the three years preceding the date of termination) and the amount of bonus and incentive compensation paid to the executives in the most recently completed calendar year of employment, payable over a three-year period. In addition, the executives shall be entitled to all other benefits and compensation which would have been payable to them in the event of termination other than for death, disability, cause or pursuant to OTS regulations, as described herein. In addition, the executives are entitled to all qualified retirement and other benefits in which they were vested. If the severance benefits payable following a Change in Control would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times the executive's average annual compensation for the five calendar years preceding the year in which a Change in Control occurred, the severance benefits shall be reduced to an amount equal to the present value of
2.99 times the average annual compensation paid to the executive during the five years immediately preceding such Change in Control.

         The Company and Mr. Schlosser have entered into an employment agreement to be effective as of October 1, 1996 through January 2, 1999. The employment agreement provides that Mr. Schlosser shall continue to serve as President, Chief Executive Officer and Chairman of the Board of the Company through January 22, 1997 and thereafter, for the balance of the employment term, shall serve as Chairman of the Board of Directors of the Company and will further serve the Company in a consultive role and on special projects. Effective February 1, 1997, Mr. Schlosser receives a base salary of $150,000 per year. In addition to base salary, the agreement provides for other benefits generally made available to other executive officers of the Company and its subsidiaries, excluding benefits under the Company's or its subsidiaries' bonus or stock-based plans. The agreement also provides for termination upon death, retirement, disability, for cause, and in the case of certain events specified by OTS regulations. If Mr. Schlosser retires or dies, or Mr. Schlosser voluntarily terminates his employment agreement, he or his estate shall be entitled to any compensation and benefits in which he was vested as of his termination date. If the agreement is terminated due to Mr. Schlosser's disability, Mr. Schlosser shall be entitled to receive 100% of his base salary at the rate in effect at the time of termination for the remainder of the employment term up to one year and thereafter at an annual rate equal to 75% of such base salary for any remaining portion of the employment term (offset by any payments received by Mr. Schlosser under any employer disability plans or governmental social security or workers' compensation programs). If Mr. Schlosser is terminated for cause, Mr. Schlosser shall not be entitled to any severance payment; however, he shall be entitled to any benefits in which he was vested as of the termination date. If Mr. Schlosser is terminated by the Company other than for cause, death, disability or retirement, or Mr. Schlosser terminates the employment agreement pursuant to the terms contained therein, he shall be entitled to receive as severance, salary payments under the employment agreement for the remainder of the employment term, together with certain other benefits subject to certain terms and conditions. The agreement also contains a covenant-not-to-compete which prohibits Mr. Schlosser from competing with a Significant Competitor (as defined therein) of the Company for a period of twelve months following termination.

CONSULTING, NON-COMPETITION AND SUPPLEMENTAL COMPENSATION AGREEMENT

         In August 1992, St. Francis Bank and Mr. Schlosser entered into a consulting, non-competition and supplemental compensation agreement (the "Consulting Agreement") pursuant to which St. Francis Bank agreed to pay Mr. Schlosser (or his beneficiary) monthly payments of $4,166.67 for 120 months upon his attainment of age 70, death, disability or termination of his employment following a change of control. A "change of control" is defined to include a change in the majority of St. Francis Bank's Board of Directors by reason of the election of new directors not nominated by the Board, the merger of St. Francis Bank, or the acquisition by any person or group of persons acting in concert of 25% or more of the stock of St. Francis Bank. Death benefit payments may be paid in a lump sum to Mr. Schlosser's beneficiary. No benefits are payable if Mr. Schlosser's employment is terminated for cause. "Cause" is defined as a willful and continued failure to perform his duties, willful misconduct which is materially injurious to St. Francis Bank, a criminal conviction involving the affairs of St. Francis Bank or removal by a regulatory agency. If requested by St. Francis Bank, Mr. Schlosser will provide consulting services to St. Francis Bank during the period benefits are paid under the Consulting Agreement.

DEFERRED COMPENSATION AGREEMENTS

         In December 1980, St. Francis Bank and Mr. Schlosser entered into a deferred compensation agreement (the "1980 Agreement") in lieu of a $10,000 per annum increase in Mr. Schlosser's base salary, pursuant to which St. Francis Bank agreed to pay Mr. Schlosser (or his beneficiary) $156,000 over 13 years following his normal retirement date, death or disability. If Mr. Schlosser's employment with St. Francis Bank terminates other than for death or disability, he will receive a lump sum in an amount equal to $833 multiplied by the number of months he was employed by St. Francis Bank from January 1, 1981 until the date of termination. In September 1986, St. Francis Bank and Mr. Schlosser entered into a further deferred compensation agreement (the "1986 Agreement") in lieu of a $5,000 per annum increase in Mr. Schlosser's base salary, pursuant to which Mr. Schlosser (or his beneficiary) will receive $1,000 per month following his normal retirement date, death or disability, with such payments increasing 5% per annum until terminating after 15 years. The 1986 Agreement further provides that if Mr. Schlosser's employment terminates prior to retirement for any reason other than disability, no payments will be made. Both the 1980 and 1986 Agreements are non-tax qualified, unfunded deferred compensation plans. Mr. Schlosser attained normal retirement age of 65 in October 1993 and since January 1, 1994, St. Francis Bank has paid Mr. Schlosser $1,000 per month under the 1980 Agreement and $1,000 per month plus the 5% per annum increase which commenced January 1, 1995 under the 1986 Agreement.

         In September 1986, St. Francis Bank and Mr. Perz entered into a deferred compensation agreement in lieu of a $5,000 per annum increase in Mr. Perz' base salary, pursuant to which St. Francis Bank agreed to pay Mr. Perz $3,333 per month for the first year upon his retirement, death or disability, with such monthly payments to be increased 5% each year thereafter for the following 14 years. The deferred compensation agreement further provides that if Mr. Perz' employment terminates before retirement for any reason other than disability, no payments will be made. The deferred compensation agreement is a non-tax qualified, unfunded plan.

         In November 1987 and February 1988, Messrs. Mentzer and Perz each entered into deferred compensation agreements whereby they agreed to defer certain directors' fees paid to them by St. Francis Bank and the Company. These agreements were renewed in January 1993 and January 1994 for Messrs. Mentzer and Perz, respectively. The deferred compensation agreements are non-tax qualified, unfunded plans which establish deferred benefit accounts for both Messrs. Perz and Mentzer. The deferred benefit accounts are credited annually on April 30 of each year with interest at a rate equal to one percentage point over the composite yield on Moody's Long Term Bond Index Rate in effect on the preceding April 30. Upon retirement, deferred compensation with accrued interest is to be paid to each director or his designated beneficiary over ten years in annual installment portions as designated in the deferred compensation agreements. In the event of Mr. Perz' death before retirement, his deferred compensation agreement provides that St. Francis Bank shall pay his designated beneficiary an annual sum of $76,000 for a period of ten years. In the event of Mr. Mentzer's death before retirement, his deferred compensation agreement provides his designated beneficiary shall receive the balance in his director's deferred benefit account over a period of ten years. In October 1997, Mr. Mentzer's agreement was amended to provide that he will receive $2,000 per month from his deferred compensation commencing in January 1998.

BENEFITS

     EXECUTIVE SPLIT DOLLAR INSURANCE PROGRAM

         St. Francis Bank established a Split Dollar Life Insurance Plan, effective September 13, 1992 (the "Split Dollar Plan"), in which Messrs. Schlosser, Perz and other senior officers of St. Francis Bank participate. The life insurance benefit is equal to the executives' salary up to $250,000. St. Francis Bank pays the PS-58 cost of the insurance and the premium. Upon the executive's death or the policy maturity date, St. Francis Bank will receive all premiums paid on behalf of the executive and the executive will receive the remainder of the death benefit or the cash surrender value.

         In June 1997, Mr. Perz and St. Francis Bank entered into the St. Francis Bank, FSB Split Dollar Life Insurance Agreement (the "1997 Split Dollar Agreement") pursuant to which Mr. Perz is entitled to split dollar life insurance benefits in addition to those provided for under the Split Dollar Plan. The life insurance benefit is equal to $1,985,753. St. Francis Bank pays the PS-58 cost of the insurance and the premium. Upon the death of Mr. Perz or the policy maturity date, St. Francis Bank will receive the greater of $750,000 or the aggregate premiums paid on behalf of Mr. Perz and Mr. Perz will receive the remainder of the death benefit or the cash surrender value

     401(K) PLAN, EMPLOYEE STOCK OWNERSHIP PLAN AND MONEY PURCHASE PENSION PLAN

         St. Francis Bank participates in the St. Francis Bank, F.S.B. 401(k) Savings Plan (the "401(k) Plan"), covering all of its eligible employees. Employees are eligible to participate after completing a six-month period of employment and attaining age 21. The 401(k) Plan permits participants, subject to the limitations imposed by Section 401(k) of the Internal Revenue Code, to make voluntary tax deferred contributions in amounts between 2% and 10% of their annual compensation. For fiscal 1998, St. Francis Bank made a semi-monthly contribution to the 401(k) Plan in an amount equal to 50% of the first 4% of compensation deferred by the participant for those participants currently employed. The 401(k) Plan's trustee is the Marshall & Ilsley Trust Company.

         In connection with the conversion of St. Francis Bank, St. Francis Bank established the St. Francis Bank, F.S.B. Employee Stock Ownership Plan (the "ESOP") for its eligible employees. The ESOP borrowed funds from the Company to purchase 490,643 shares of Common Stock. Collateral for the loan is the Common Stock purchased by the ESOP. St. Francis Bank makes scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and interest on the loan. The loan will be repaid principally from contributions of St. Francis Bank to the ESOP over a period of twelve years. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid. Benefits generally become 20% vested after three years of credited service, with vesting increasing 20% per year thereafter to 100% vesting after seven years. Participants also become 100% vested on death, disability and attainment of age 65. Benefits may be payable, in either shares of Common Stock or cash, upon death, retirement, early retirement, disability or separation from service. The ESOP's trustee is Marshall & Ilsley Trust Company.

         St. Francis Bank maintains the St. Francis Bank, F.S.B. Money Purchase Pension Plan (the "Pension Plan"), a tax-qualified, defined contribution plan covering all eligible employees. Employees are eligible to participate after completing a twelve-month period of 1,000 or more hours of employment and attaining age 21. Benefits generally become 20% vested after three years of credited service, with vesting increasing 20% per year thereafter to 100% vesting after seven years. Participants also become 100% vested on death, disability or attainment of age 65. The Pension Plan's trustee is the Marshall & Ilsley Trust Company.

     STOCK OPTION PLANS

         The Company has two stock option plans, the 1993 Stock Option Plan and the 1997 Stock Option Plan (collectively, the "Option Plans").

         In 1993, the Board of Directors of the Company adopted the 1993 Option Plan. All employees of the Company and its subsidiaries are eligible to participate in the 1993 Option Plan. As of September 30, 1998, the Company and its subsidiaries had 476 eligible employees. The 1993 Option Plan authorizes the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code ("Incentive Stock Options"), (ii) options that do not so qualify ("Non-Statutory Options"), and (iii) options which are exercisable only upon a change in control of St. Francis Bank or the Holding Company ("Limited Rights"). As of the date of this Proxy Statement, options to purchase 614,295 shares of Common Stock have been granted under the 1993 Option Plan and 6,787 shares of Common Stock (which has been adjusted to include plan shares forfeited) were available for granting under the 1993 Option Plan.

         In November 1996, the Board of Directors of the Company adopted the 1997 Stock Option Plan in which all directors, officers and employees of the Company and its subsidiaries are eligible to participate. The 1997 Stock Option Plan was approved by the Company's shareholders on January 22, 1997. As of September 30, 1998, the Company had 482 directors, officers and employees eligible to participate in the 1997 Stock Option Plan. The 1997 Stock Option Plan authorizes the grant of (i) Incentive Stock Options; and (ii) Non-Statutory Options. As of the date of this Proxy Statement, options to purchase a total of 235,988 shares of Common Stock had been granted under the 1997 Stock Option Plan and a total of 12 shares of Common Stock (which has been adjusted to include plan shares forfeited) were available for granting.

         In fiscal 1997, the Board of Directors of the Company adopted the St. Francis Capital Corporation 1997 Stock Option Allocation Plan (the "Option Allocation Plan") which outlines the guidelines for, and factors to be considered by, the Compensation Committee in granting performance-based options. The Option Allocation Plan is designed to strengthen the link between executive compensation and long-term organization performance by providing guidelines for the granting of options to executive officers, subject to performance-based vesting. Pursuant to the Option Allocation Plan, participants are granted options which are subject to vesting over a maximum of a six-year period based upon the Company's achievement of certain "Business Line" goals and "Earnings Per Share" goals established by the Board of Directors of St. Francis Bank and the Company, respectively, at the beginning of each fiscal year. The "Business Line" targets relate to the following areas: (i) one-to-four family lending (origination targets); (ii) commercial lending (growth targets); (iii) consumer lending (growth targets); (iv) commercial real estate and multi-family lending (growth targets); (v) deposits (growth targets); and (vi) investment products sales. The option grants to eligible participants are intended to qualify as Incentive Stock Options under the Internal Revenue Code to the extent permitted by applicable law.

         At the end of each fiscal year, the Compensation Committee will compare the Company's performance for the fiscal year to the established goals under the Option Allocation Plan to determine the percentage of option shares which will vest in such year for each participant. Each year, during the option award term, a set maximum number of options granted (or if less, the remaining options granted) will be subject to accelerated vesting, depending upon the degree of the Company's success in achieving the annual performance targets budgeted for the fiscal year. No vesting will occur in a fiscal year if the Company's earnings per share or the "Business Line" targets (average) are less than 80% of the budgeted target. The Compensation Committee, may, in its discretion, accelerate the vesting of all or a portion of the options awarded to participants, on an individual or group basis, which do not vest due to failure to achieve budgeted targets for the Business Line and Earnings Per Share Targets in any particular year of the option award term. All option shares not vested by the last year of the option award term shall become vested in such year, irrespective of Company performance.

         Under the Option Allocation Plan, a participant must be employed at the end of the fiscal year to be eligible for vesting of option grants. Termination of a participant's service for any reason (other than death, disability, change in control or retirement) (as defined in the 1997 Stock Option Plan) will result in the forfeiture of all unvested options. For further information regarding option grants and decisions related thereto in fiscal 1998, see "Compensation Committee Report."

         No options were granted to the named executive officers in the Summary Compensation Table during the fiscal year ended September 30, 1998. The following table sets forth certain information concerning the exercise of stock options granted under the Option Plans by each of the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                                               VALUE OF
                                                             NUMBER OF                        UNEXERCISED
                                                             UNEXERCISED                     IN-THE-MONEY
                          NUMBER OF                            OPTIONS                        OPTIONS AT
                           SHARES                        AT FISCAL YEAR END              FISCAL YEAR END (1)
                          ACQUIRED        VALUE      ---------------------------       -------------------------
NAME                     ON EXERCISE    REALIZED     EXERCISABLE  UNEXERCISABLE        EXERCISABLE  UNEXERCISABLE
----                     -----------    --------     -----------  -------------        -----------  -------------


Thomas R. Perz             2,000        $  67,875      73,500          44,593       $  1,598,125   $   492,770

John C. Schlosser         30,000          930,000      34,000          12,093            799,500       273,395

Bradley J. Smith               0                0       7,750          27,250             52,313       211,438

James C. Hazzard               0                0       9,167          24,333             79,236       251,015

Jon D. Sorenson              500           14,313      28,277          17,250            593,758       116,438

------------------


(1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the securities underlying the options ($35.75) and the exercise price of the options at September 30, 1998.

         Incentive Stock Options granted to any person who is the beneficial owner of more than 10% of the outstanding shares of Common Stock may be exercised only for a period of five years following the date of grant and the exercise price at the time of grant must be equal to at least 110% of the fair market value of the Common Stock on the date of the grant. No option granted in connection with the 1993 Stock Option Plan will be exercisable three months after the date on which the optionee ceases to perform services for St. Francis Bank or the Company, except that in the event of death, disability or retirement, options may be exercisable for up to one year thereafter or such longer period as determined by the Company with respect to the exercise of Non-Statutory Options. If an optionee ceases to perform services for St. Francis Bank or the Company due to retirement, Incentive Stock Options exercised more than three months following the date the optionee ceases to perform services shall be treated as Non-Statutory Stock Options. Options of employees terminated for cause will terminate on the date of termination. Termination for cause includes termination due to the intentional failure to perform stated duties, breach of fiduciary duty involving personal dishonesty resulting in a material loss to the Company, willful violations of law or the entry of a final cease and desist order which results in a material loss to the Company. Options will be immediately exercisable in the event of a change in control. "Change of control" is defined to include the acquisition of beneficial ownership of 20% or more of any class of equity security by a person or group of persons acting in concert, a tender offer or exchange offer, merger or other form of business combination, a sale of assets or a contested election of directors which results in a change in control of a majority of the Board of Directors.

DIRECTORS' COMPENSATION

     BOARD FEES

         Compensation paid to Company directors in fiscal 1998 included a monthly retainer of $1,125 plus a fee of $1,500 per regular meeting attended, $500 per special meeting attended and $500 per Company Board committee meeting attended.

         Company directors who also were directors of St. Francis Bank received a fee of $1,000 per St. Francis Bank Board meeting attended and $500 per committee meeting attended. In fiscal 1998, all Company directors also served on the Board of Directors of St. Francis Bank.


                                PERFORMANCE GRAPH

         The following graph shows an annual comparison from September 1993 to September 1998 of the Company's cumulative shareholder return on the Common Stock with (i) the cumulative total return on stocks included in the NASDAQ Stock Market Index (for United States companies) and (ii) the cumulative total return on stocks of NASDAQ listed companies included in the Standard Industrial Classification (SIC) codes 602 - 679 (the "Nasdaq Financial Index"), commencing on September 30, 1993 through September 30, 1998. The cumulative returns set forth in each graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

                              COMPARISON OF ANNUAL
                   CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                      NASDAQ STOCK MARKET (U.S.) INDEX AND
                            NASDAQ FINANCIAL INDEX(1)
























                                    09/30/93     09/30/94     09/30/95     09/30/96     09/30/97     09/30/98
                                    --------     --------     --------     --------     --------     --------
Company Common Stock............    $ 100.00      $ 122.03     $ 154.24     $ 177.29     $ 261.90     $ 253.83
NASDAQ (U.S.)...................      100.00        100.83       139.28       165.24       226.81       231.84
NASDAQ Financial................      100.00        105.39       133.35       165.08       259.97       240.33

------------



(1) Assumes $100.00 invested on September 30, 1993, and all dividends reinvested through the end of the Company's fiscal year on September 30, 1998. The Company's Common Stock commenced trading on June 18, 1993. From September 30, 1993 to September 30, 1995, the Company did not pay dividends on its Common Stock. On November 22, 1995, the Company paid its first quarterly dividend and paid quarterly dividends of $0.10 per share since that time through September 30, 1996. Commencing December 31, 1996, the Company increased its quarterly dividend to $0.12 per share through September 30, 1997, and commencing November 21, 1997, the Company increased its quarterly dividend to $0.14 per share through September 30, 1998. The performance graph is based upon closing prices on the trading day specified.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Current federal law requires that all loans or extensions of credit to officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of St. Francis Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The policies of St. Francis Bank provide that all loans or extensions of credit to executive officers and directors are to be made in the ordinary course of business (i.e., on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features), or in accordance with the terms of nonpreferential benefit or compensation plans generally available to Bank employees. All loans were made by St. Francis Bank in the ordinary course of business or pursuant to nonpreferential benefit or compensation plans generally available to employees of St. Francis Bank. All loans or extensions of credit to executive officers and directors were current as of September 30, 1998.

         Mr. Jeffrey A. Reigle, a director of the Company and St. Francis Bank, is the President and Chairman of the Board of Regal Ware, Inc. In fiscal 1998, St. Francis Bank participated in a credit facility originated at another financial institution for Regal Ware, Inc. St. Francis Bank's participation interest in the credit facility totals $6 million, of which $3.6 million was outstanding at September 30, 1998. The terms of the credit facility are substantially the same, including interest rates and collateral, as those prevailing at the time for comparable transactions, and does not involve more than the normal risk of collectibility or present other unfavorable features.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the shares of Common Stock outstanding, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon review of the information provided to the Company, the Company believes that during the fiscal year ended September 30, 1998, officers, directors and greater than ten percent shareholders complied with all
Section 16(a) filing requirements.


                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2000 PROXY MATERIALS

         To be considered for inclusion in the proxy statement relating to the Annual Meeting to be held in January 2000, shareholder proposals must be received at the principal executive offices of the Company at 13400 Bishops Lane, Suite 350, Brookfield, Wisconsin 53005-6203, Attention: William R. Hotz, Secretary, no later than August 31, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will be included in the proxy statement and set forth on the appointment form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested. Nothing in this section shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2000 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

         Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article VII of the Company's Articles of Incorporation. Article VII of the Articles of Incorporation currently provides that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed by first class United States mail, postage prepaid, to the principal executive offices of the Company not later than the close of business on the tenth day following the day on which notice of such annual meeting is first given to shareholders. If the proposed amendment to
Article VII of the Articles of Incorporation (Matter 5) is approved by shareholders at the Annual Meeting, to be timely, a shareholder's notice must be received by the Company not less than 90 days nor more than 120 days prior to the date of the previous year's annual meeting of shareholders.

         A shareholder's notice must set forth certain information in accordance with Article VII of the Company's Articles of Incorporation. The advance notice must include the shareholder's name and address, as they appear on the Company's record of shareholders, the class and number of shares of the Company's Common Stock beneficially owned by such shareholder, a brief description of the proposed business, the reason for considering such business at the annual meeting and any material interest of the shareholder in the proposed business. In the case of nominations for elections to the Board of Directors, certain information regarding the nominee must be provided.

DISCRETIONARY VOTING OF 1999 PROXIES

         Effective June 29, 1998, the SEC amended Rule 14a-4(c) under the Exchange Act which governs a company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in a company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. New Rule 14a-4(c)(1) provides that if a shareholder fails to notify the Company of such proposal at least 45 days (or such other date as specified by the Company's Articles of Incorporation or By-laws) prior to the month and day of mailing of the prior year's proxy statement, then the management proxies named in the form of proxy distributed in connection with the Company's proxy statement would be allowed to use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement.

         If the proposed amendment to Article VII of the Articles of Incorporation (Matter 5) is approved by shareholders at the Annual Meeting, then if a shareholder's notice is not received by the Company at least 90 days and not more than 120 days prior to the date of the previous year's annual meeting of shareholders, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 1999 proxy statement. If the proposed amendment (Matter 5) is not approved, then management proxies may not use their discretionary voting power for any proposal received by the Company at least ten days after mailing of the 1999 proxy statement unless the Company sends to shareholders information on the matter to be presented at the meeting and how the management proxies intend to exercise their discretionary vote of such matter.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                            BY ORDER OF THE BOARD OF DIRECTORS,



                                            /s/ William R. Hotz
Milwaukee, Wisconsin                        William R. Hotz
December 17, 1998                           Executive Vice President,
                                            Secretary and General Counsel



================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN
AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.
================================================================================

                                   APPENDIX A

                       PROPOSED AMENDMENT TO THE COMPANY'S
                            ARTICLES OF INCORPORATION


         The first full sentence of Article IV of the Articles of Incorporation of the Company, providing for the authorization of 18,000,000 shares, consisting of 12,000,000 shares of common stock, $.01 par value per share, and 6,000,000 shares of preferred stock, $.01 par value per share, will be eliminated and replaced in its entirety by the following new paragraph of Article IV, assuming receipt of upon shareholder approval of Matter 3 (increase in authorized shares of Common Stock) and Matter 4 (increase in authorized shares of Preferred Stock):

               ASSUMING SHAREHOLDER APPROVAL OF MATTERS 3 AND 4:

         "ARTICLE IV. Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is thirty-six million (36,000,000) of which twenty-four million (24,000,000) shall be common stock, $.01 par value per share ("Common Stock") and twelve million (12,000,000) shall be preferred stock, $.01 par value per share ("Preferred Stock")."

          ASSUMING SHAREHOLDER APPROVAL OF MATTER 3 AND NOT MATTER 4:

         "ARTICLE IV. Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is thirty million (30,000,000) of which twenty-four million (24,000,000) shall be common stock, $.01 par value per share ("Common Stock") and six million (6,000,000) shall be preferred stock, $.01 par value per share ("Preferred Stock")."

          ASSUMING SHAREHOLDER APPROVAL OF MATTER 4 AND NOT MATTER 3:

         "ARTICLE IV. Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is twenty-four million (24,000,000) of which twelve million (12,000,000) shall be common stock, $.01 par value per share ("Common Stock") and twelve million (12,000,000) shall be preferred stock, $.01 par value per share ("Preferred Stock")."

                                   APPENDIX B

                       PROPOSED AMENDMENT TO THE COMPANY'S
                            ARTICLES OF INCORPORATION


         Section (A) of Article VII of the Articles of Incorporation of the Company, providing for the advance notice of shareholder nominations for the election of directors and proposals for business to be considered at any annual or special meeting, will be eliminated and replaced in its entirety by the following new Section (A) of Article VII:

        "ARTICLE VII.  Notice, Nominations and Proposals by Shareholders

              A. Nominations for the election of directors and proposals for any business to be considered by shareholders at any annual or special meeting of shareholders may be made by the Board or by any shareholders of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, and for such nominations or other business to be properly before the annual or special meeting, he or she must give written notice of the nomination or proposal in the manner and within the time period specified in the Bylaws. Each such shareholder giving such notice must provide to the Secretary at the time such notice is given (a) his or her name and address as they appear on the Corporation's books, (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (c) a representation that such shareholder is a holder of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or proposal. In addition, the shareholder making such nomination or proposal shall promptly provide any other information reasonably requested by the Corporation."

                                   APPENDIX C

                              PROPOSED AMENDMENT TO
                              THE COMPANY'S BY-LAWS
          (CONTINGENT UPON RECEIPT OF SHAREHOLDER APPROVAL OF MATTER 5)

         Assuming receipt of shareholder approval of the proposed amendment to the Company's Articles of Incorporation providing for the advance notice requirements of shareholder proposals for business to be considered at any annual or special meeting and nominations for the election of directors to be included in the Company's proposed changed By-laws, a new section will be added to the Company's By-laws to provide for such notice, as set forth in its entirety below, as Section 2.14 of the Company's By-laws:

         "2.14  NOMINATIONS AND SHAREHOLDER PROPOSALS.

         Nominations for the election of directors and proposals for any business to be considered by shareholders at any annual or special meeting of shareholders may be made by the Board or by any shareholder of the Corporation entitled to vote generally in the election of directors. In order for a shareholder of the Corporation to make any such nominations and/or proposals, and for such nominations or other business to be properly before the annual or special meeting, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation:

         (i) with respect to an annual meeting, not less than 90 days nor more than 120 days prior to the date of the previous year's annual meeting of shareholders; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or postponed by more than 30 days from the fourth Wednesday in January, notice by the shareholder must be received as provided above not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which the public announcement of the date of such annual meeting is first made; and

         (ii) with respect to a special meeting, not later than the close of business on the tenth day following the day on which the public announcement of the date of such special meeting is first made.

         Each such notice given by a shareholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation beneficially owned by each such nominee; (iv) a description of all arrangements or understandings between such shareholders and such nominees and any other person (naming such person) pursuant to which the nomination is to be made by the shareholders; (v) such other information as would be required to be included, or would be otherwise required to be disclosed, in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including any information that would be required to be included had the nominee been nominated by the Board of Directors; (vi) the written consent of each nominee to be named in a proxy statement as a nominee and to serve, if elected, as a director; and (vii) as to the shareholder given such notice: (a) his or her name and address as they appear on the Corporation's books; (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (c) a representation that such shareholder is a holder of shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination.

         In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Each notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation beneficially owned by such shareholder; and (iv) any material interest of the shareholder in such business."

                         ST. FRANCIS CAPITAL CORPORATION
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders (the "Annual Meeting") and the Proxy Statement and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. Thomas R. Perz or John C. Schlosser, directors of St. Francis Capital Corporation (the "Company") to represent and to vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on December 1, 1998, at the Annual Meeting which will be held on January 27, 1999, at 10:00 a.m., Milwaukee time, at the Midway Hotel Airport, 5105 S. Howell Avenue, Milwaukee, Wisconsin, and at any adjustments or postponements thereof.

         This proxy is revocable and will be voted as directed below, but if no instructions are specified, this proxy will be voted FOR each of the matters listed below. If any other business is presented at the Annual Meeting or any adjournments or postponements thereof, this proxy will be voted by the named proxies in their best judgment and discretion. At the present time, the Board of Directors of the Company knows of no other business to be presented at the Annual Meeting.

Please mark your votes as in this example:  [X]

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


         ST. FRANCIS CAPITAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS



1.   Election of Directors:         1 - David J. Drury            [_] FOR all nominees           [_]WITHHOLD
                                    2 - Rudolph T. Hoppe              listed to the left (except    AUTHORITY
                                    3 - Thomas R. Perz                as specified below).          to vote for all
                                                                                                    nominees listed
                                                                                                    to the left


     (Instructions:  To withhold authority to vote for any indicated nominee,
     write the number(s) of nominee(s) in the space provided to the right)                       __________________

2.   Approval of amendments to the St. Francis Capital Corporation 1997 Stock
     Option Plan;

                 [_]  FOR                [_]  AGAINST              [_]  ABSTAIN

3. Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 24,000,000;

                 [_]  FOR                [_]  AGAINST              [_]  ABSTAIN

4. Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of preferred stock from 6,000,000 to 12,000,000;

                [_]  FOR                 [_]  AGAINST              [_]  ABSTAIN

5. Approval of an amendment to the Articles of Incorporation to require that shareholder proposals and director nominations be submitted to the Company pursuant to the advance notice requirements of, and in the manner provided for in, the Company's proposed amended By-laws;

                [_]  FOR                 [_]  AGAINST              [_]  ABSTAIN

6. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending September 30, 1999; and


                [_]  FOR                 [_]  AGAINST              [_]  ABSTAIN


7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.


                                   Dated:
                                           -------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                                     Signatures


                                   IMPORTANT: Please sign your name exactly as it appears hereon. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee, guardian or similar position, please add your full title to our signature. If shares of common stock are held jointly, each holder may sign but only one signature is required.